                                                                     EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT


         This Agreement ("Agreement") is entered into as of       , 2000, by and
between Cumulus Broadcasting, Inc., a Nevada corporation ("Broadcasting"), Cumulus Licensing Corp., a Nevada corporation ("Licensing), Cumulus Wireless Services Inc., a Nevada corporation ("Wireless"), and McDonald Media Group, Inc., a Delaware corporation (the "Seller"). Broadcasting, Licensing and Wireless are referred to collectively herein as the "Buyers." The Buyers and the Seller are referred to individually as the "Party" or collectively as the "Parties." Capitalized terms used in this Agreement are defined in Section 8 hereof.

         Seller currently owns and operates radio stations KHAY-FM, KBBY-FM, KVEN-AM (licensed to Oxnard-Ventura, California). In addition, Seller currently operates under a Local Marketing Agreement radio stations KKSB-FM and KMGQ-FM (licensed to Goleta, California), and has an option to acquire such stations. (KHAY-FM, KBBY-FM, KVEN-AM, KKSB-FM, and KMGQ-FM collectively are referred to herein as the "Stations".) Subject to the terms and conditions of this Agreement, the Buyers hereby agree to purchase substantially all of the assets (and assume certain of the liabilities) of the Seller that are used or useful in the operation of the Stations in return for cash.

         Now, therefore, in consideration of the above premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. BASIC TRANSACTION.

             a. PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Seller agrees to sell, transfer, convey and deliver to (i) Licensing, and Licensing agrees to purchase from the Seller, all of the FCC Licenses listed in Section 2(k) of the disclosure schedule ("Disclosure Schedule"); and (ii) Seller agrees to sell, transfer convey and deliver to Broadcasting and Wireless, and Broadcasting and Wireless agree to purchase from the Seller, all of the Acquired Assets other than the FCC Licenses. Both such sales shall take place at the Closing for the consideration specified in Schedule A of this Agreement.

             b. ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Broadcasting agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyers will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities and assumed by Broadcasting, and the Seller agrees to pay and discharge all Liabilities and obligations of the Seller other than the Assumed Liabilities.

             c. PURCHASE PRICE. The Buyers agree to pay to the Seller, as consideration for the Acquired Assets, the purchase price (the "Purchase Price") described in Schedule A to this Agreement, and agrees to pay the money provided in the Option Agreement entered into simultaneously with this Agreement (the "Option Money") in the form and manner described in

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Schedule A and more particularly in the Escrow Agreement ("Escrow Agreement")
attached hereto as Exhibit A.

             d. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at a mutually agreed location, within ten (10) days after the FCC approval of the Assignment Application becomes a Final Order, by which date all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby will have been satisfied, or such other date as the Parties may mutually determine (the "Closing Date"). The Closing shall occur not earlier than August 1, 2000, or later than October 1, 2000; provided, however, that if the parties are proceeding with all due diligence and in good faith to close the transaction, but the Closing has not occurred as a result of the failure of the FCC to approve the transaction and for such approval to become a Final Order, the Closing shall be extended for such an additional period of time for the FCC to issue its approval and for such approval to become a Final Order, but in any event, not later than the 360th day following the date of this Agreement.

             e. DELIVERIES AT THE CLOSING. At the Closing, (i) the Seller will deliver to the Buyers the various certificates, instruments, and documents referred to in Section 5(a) below; (ii) the Buyers will deliver to the Seller the various certificates, instruments, and documents referred to in Section 5(b) below; (iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyers (A) assignments (including Lease and other Assumed Contract assignments and Intellectual Property transfer documents), as is bills of sale and statutory warranty deeds in form reasonably acceptable to the Buyers, (B) such affidavits, transfer tax returns, memorandums of lease, and other additional documents as may be required by the terms of the title insurance commitments described in Section 4(o) hereof, as necessary to furnish title insurance as required by such section or as may be necessary to convey title to the Real Estate to the Buyers in the condition required herein or provide public notice of existence of the Leases, and (C) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel reasonably may request; (iv) the Buyers will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit B and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyers will deliver to the Seller the consideration specified in Schedule 1(c) above.


         2. REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller represents and warrants to the Buyers that the statements contained in this Section 2 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedule.

             a. ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Seller does not have any Subsidiaries. The Seller has the power and authority to own or lease its properties and to carry on all business activities now conducted by it.


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             b. AUTHORIZATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and all agreements and instruments to be executed and delivered by Seller pursuant to this Agreement (collectively, the "Ancillary Agreements") and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Seller. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Seller, enforceable in accordance with their respective terms and conditions, subject to general equitable principles, bankruptcy, insolvency, fraudulent transfer, or similar laws generally affecting creditors' rights.

             c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), assuming the receipt of all necessary regulatory approvals, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other agreement, arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than with respect to the Assignment Application described in Section 4(b) the Seller does not need to give any notice to, make any filing with, or obtain any Licenses, consent, or approval of any court or government or governmental agency in order for the Parties to enter into this agreement or the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1(e) above).

             d. TITLE TO ACQUIRED ASSETS. Other than the Security Interests set forth on Section 2(d) of the Disclosure Schedule (which shall be released at or before the Closing) the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

             e. FINANCIAL STATEMENTS. Included in Section 2(e) of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 for the Stations; and (ii) unaudited balance sheets and statements of income, as of and for each month during 1998 and each month to date in 1999 for the Stations. The Financial Statements have been prepared in conformity with the Seller's normal accounting policies, practices and procedures applied on a consistent basis (except for minor reclassification items), throughout the periods covered thereby, are correct and complete, fairly present the financial condition of the Stations and the results of operation of Stations at the dates and for the periods indicated, and are consistent with the books and records of the Seller (which books and records are correct and complete in all material

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respects). The Financial Statements accurately state the revenues of the
Stations for the period indicated therein and include an accurate breakout of cash and trade revenues.

             f. EVENTS SUBSEQUENT TO JANUARY 1, 1999. From January 1, 1999 to the effective date of the Management Agreement between Broadcasting and Seller (the "MA Commencement Date"), except as set forth in Section 2(f) of the Disclosure Schedule, there has not been any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, except for conditions affecting the radio industry generally. Without limiting the generality of the foregoing and with respect to the operation of the Stations since January 1, 1999:

                   (i) other than this Agreement, the Seller has not entered into any material agreement, contract, lease, sublease, license, or sublicense (or series of related agreements, contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business;

                   (ii) the Seller has not delayed or postponed (beyond its normal practice in the Ordinary Course of Business) the payment of accounts payable and other Liabilities;

                   (iii) the Seller has not altered its credit and collection policies or its accounting policies;

                   (iv) other than in the Ordinary Course of Business, the Seller has not entered into or terminated any employment arrangement, employment contract, consulting contract or severance agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                   (v) other than in the Ordinary Course of Business, there have been no changes and, to Seller's Knowledge, any threatened changes in employment terms for any of its directors, officers, and employees;

                   (vi) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Seller;

                   (vii) the Seller has not materially altered the programming, format or call letters of the Stations, or its promotional and marketing activities;

                   (viii) the Seller has not applied to the FCC for any modification of the FCC Licenses or failed to take any action necessary to preserve the FCC Licenses and has operated the Stations in material compliance therewith and with all FCC rules and regulations;

                   (ix) the Seller has not terminated or received notice of termination for any syndicated programming; and

                   (x) the Seller has not committed to any of the foregoing.

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             g. TAX MATTERS. With respect to the Stations, the Seller has timely and properly filed all Tax Returns that it was required to file with respect to the Seller's operations. To Seller's Knowledge, all such Tax Returns were correct and complete and properly reflect the tax liability of the Seller. No
Tax deficiencies have been proposed or assessed against the Seller. All Taxes owed by the Seller with respect to its operations of the Stations shown on any Tax Return have been paid. The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. No claim has ever been made by any authority in any jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

             h. TANGIBLE ASSETS. Section 2(h) of the Disclosure Schedule sets forth a listing of all transmitter and Stations equipment, vehicles and other tangible personal property used in conducting the operation and business of the Stations. The Seller owns or leases all tangible assets necessary for the conduct of the operation and business of the Stations as presently conducted and as presently proposed to be conducted and all leased assets are specifically identified as such in Section 2(h) of the Disclosure Schedule.

             i. REAL PROPERTY. Section 2(i) of the Disclosure Schedule lists and describes briefly all Owned Real Estate and real property leased to the Seller (including, without limitation, complete legal descriptions for all of the Real Estate). The Seller has delivered to the Buyers correct and complete copies of the Leases. With respect to the Real Estate relating to the Stations:

                   (i) the Seller has title to all of the Owned Real Estate free and clear of all liens, charges, mortgages, security interests, easements, restrictions or other encumbrances of any nature whatsoever except real estate taxes for the year of Closing and municipal and zoning ordinances and recorded utility easements which do not impair the current use, occupancy or value or the marketability of title of the property and which are disclosed in Section 2(i) of the Disclosure Schedule (collectively, the "Permitted Real Estate Encumbrances");

                   (ii) the Leases are and, following the Closing will continue to be, legal, valid, binding, enforceable against Seller, and in full force and effect;

                   (iii) to Sellers' Knowledge, no party to any Lease is in breach or default (or has repudiated any provision thereof), and no event has occurred which, with notice or lapse of time, would constitute a breach or default thereunder or permit termination, modification, or acceleration thereunder;

                   (iv) to Seller's Knowledge, there are no disputes, oral agreements, or forbearance programs in effect as to any Lease;

                   (v) none of the Owned Real Estate and to the Seller's Knowledge, none of the properties subject to the Leases is subject to any lease (other than Leases), option to purchase or rights of first refusal;


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                   (vi) except for Permitted Real Estate Encumbrances, there are no (i) actual or, to the Seller's Knowledge, proposed special assessments with respect to any of the Real Estate; (ii) pending or, to the Seller's Knowledge, threatened condemnation proceedings with respect to any of the Real Estate; or (iii) any pending or, to the Seller's Knowledge, threatened changed in any zoning laws or ordinances which may materially adversely affect any of the Real Estate or Seller's use thereof;

                   (vii) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or its rights thereunder;

                   (viii) to the Seller's Knowledge, all facilities on the Real Estate have received all approvals of governmental authorities (including licenses, permits and zoning approvals) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects; and

                   (ix) to the Seller's Knowledge, the owner of each leased facility has good and marketable title to the underlying parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for Permitted Real Estate Encumbrances and Seller's leasehold interest in each Lease has priority over any other interest except for the fee interest therein and Permitted Real Estate Encumbrances.

             j. CONTRACTS. Section 2(j) of the Disclosure Schedule lists any written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business. The Seller has delivered to the Buyers a correct and complete copy of each written arrangement listed in Section 2(j) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed which constitutes an Assumed Contract: (A) the written arrangement is legal, valid, binding, enforceable against Seller, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, and enforceable against Seller and in full force and effect on identical terms following the Closing (if the arrangement has not expired according to its terms); (C) to Seller's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and
(D) no party has repudiated any provision of the written arrangement. The Seller is not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 2(j) of the Disclosure Schedule under the terms of this Section 2(j). Except for the Assumed Contracts, the Buyers shall not have any Liability or obligations for or in respect of any of the contracts set forth in Section 2(j) of the Disclosure Schedule or any other contracts or agreements of the Seller.

             k. COMMISSION LICENSES AND COMPLIANCE WITH COMMISSION REQUIREMENTS.

                   (i) All licenses, permits, authorizations, franchises, certificates of compliance, and consents of governmental bodies, including, without limitation, the FCC Licenses, used or useful in the operation of the Stations as they are now being operated are (A) in

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         full force and effect, (B) unimpaired by any acts or omissions of the
         Seller or the Seller's employees or agents, (C) free and clear of any restrictions which might limit the full operation of the Stations, and
         (D) detailed in Section 2(k) of the Disclosure Schedule. With respect to the licenses, permits, authorizations, franchises, certificates of compliance and consents referenced in the preceding sentence, Section 2(k) of the Disclosure Schedule also sets forth, without limitation, the date of the last renewal, the expiration date thereof, and any conditions or contingencies related thereto. Except as set forth in
         Section 2(k) of the Disclosure Schedule, no condition exists or event has occurred that permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such license, permit, consent, franchise, or authorization (other than pursuant to their express expiration date) or the imposition of any material restriction or limitation upon the operation of the Stations as now conducted. Except as set forth in Section 2(k) of the Disclosure Schedule, the Seller is not aware of any reason why the FCC licenses might not be renewed in the ordinary course or revoked.

                   (ii) The Stations are in material compliance with the FCC's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major environmental action under the FCC's rules or policies. Access to the Stations' transmission facilities is restricted in accordance with the policies of the FCC.

                   (iii) Except as set forth in Section 2(k) of the Disclosure Schedule, to the Seller's Knowledge, the Stations are not the subject of any FCC or other governmental investigation or any notice of violation or order, or any material complaint, objection, petition to deny, or opposition issued by or filed with the FCC or any other governmental authority in connection with the operation of or authorization for the Stations, and there are no proceedings (other than rule making proceedings of general applicability) before the FCC or any other governmental authority that could adversely affect any of the FCC Licenses or the authorizations listed in Section 2(k) of the Disclosure Schedule.

                   (iv) The Seller has filed with the FCC and all other governmental authorities having jurisdiction over the Stations all material reports, applications, documents, instruments, and other information required to be filed, and will continue to make such filings through the Closing Date.

                   (v) The Seller is not aware of any information concerning the Stations that could cause the FCC or any other regulatory authority not to issue to the Buyers all regulatory certificates and approvals necessary for the consummation of the transactions contemplated hereunder or the Buyer's operation and/or ownership of the Stations.

             l. INTELLECTUAL PROPERTY. The Seller owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of the Stations as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Seller immediately prior to the Closing hereunder is set forth on Section 2(l) of the Disclosure Schedule and each item listed will be owned or available for use by the Buyers on identical terms and conditions immediately subsequent to the Closing hereunder. With respect to the Stations, the Seller has not interfered

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with, infringed upon, misappropriated, or otherwise come into conflict with any
Intellectual Property rights of third parties, and the Seller has never received any charge, complaint, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Seller, with respect to the Stations, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

             m. INSURANCE. Section 2(m) of the Disclosure Schedule sets forth a complete and accurate description of all Seller's insurance coverage. With respect to each such insurance policy, to Seller's Knowledge, the policy is legal, valid, and binding.

             n. LITIGATION. Section 2(n) of the Disclosure Schedule sets forth each instance in which the Seller: (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge; or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2(n) of the Disclosure Schedule could result in any adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Seller or the Stations taken as a whole. The Seller has no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation against the Seller.

             o. EMPLOYEES. Section 2(o) of the Disclosure Schedule sets forth a listing of the names, positions, job descriptions, salary or wage rates and all other forms of compensation paid for work at the Stations of each employee as of the date of this Agreement. To the Knowledge of the Seller, no key employee or group of employees has any plans to terminate employment with the Stations. With respect to the Stations, the Seller is not a party to or bound by any collective bargaining or similar agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. With respect to the Stations, the Seller has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Seller. The Seller has no Knowledge of any Basis for any claim by past or current employees of the Seller or applicants for employment that the Seller or its management has discriminated based on each individuals race, sex, national origin, religion, ethnicity, handicap or any other protected characteristic under applicable law.

             p. EMPLOYEE BENEFITS. Section 2(p) of the Disclosure Schedule lists all Employee Benefit Plans that the Seller maintains with respect to the Stations or to which the Seller contributes or is required to contribute for the benefit of any current or former employee of the Seller with respect to the Stations, and true and correct copies of each such Employee Benefit Plan have been delivered to the Buyers. Each Employee Benefit Plan (and each related trust or insurance contract) complies and at all times has complied in form and in operation in all respects with the applicable requirements of ERISA and the Code. The Seller does not have any commitment to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would affect any employee or terminated employee of the Stations.


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There are no pending or, to the Knowledge of the Seller, threatened claims under, by or on behalf of any of the Employee Benefit Plans, by any employee or beneficiary covered by any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits), nor have there been any Reportable Events or Prohibited Transactions with respect to any Employee Benefit Plan.

             q. ENVIRONMENT, HEALTH, AND SAFETY.

                   (i) To Seller's Knowledge, with respect to the operation of the Stations and the Real Estate, the Seller is, and at all times in the past has been, in compliance in all material respects with all Environmental Laws and all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning employee health and safety, and the Seller has no Liability (and to Seller's Knowledge there is no Basis related to the past or present operations of the Seller for any present or future Liability) under any Environmental Law. The Seller has no Liability (and to Seller's Knowledge there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Seller giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety, or for any illness of or personal injury to any employee.

                   (ii) To Seller's Knowledge, the Seller has obtained and at all times has been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws or law of any federal, state, or local or foreign government relating to worker health and safety.

                   (iii) To Seller's Knowledge, all properties and equipment used in the Stations and the Acquired Assets have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances. No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any of the Real Estate. Except as disclosed in Section 2(q) of the Disclosure Schedule, no above ground or underground storage tanks have ever been located at, on or under the Real Estate. The Seller has delivered to the Buyers a complete copy of all environmental claims, reports, studies, compliance actions or the like of the Seller or which are available to the Seller with respect to any of the Real Estate or any of the Acquired Assets.

             r. LEGAL COMPLIANCE. With respect to the operation of the Stations, the Seller has complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof. With respect to the operation of the Stations, the Seller has filed in a timely manner all reports, documents, and other

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


materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws.

             s. ADVERTISING CONTRACTS. Section 2(s) of the Disclosure Schedule lists all arrangements for the sale of air time or advertising on the Stations in excess of $5000, and the amount to be paid to the Seller therefor. The Seller has no reason to believe and has not received a notice or indication of the intention of any of the advertisers or third parties to material contracts of the Seller to cease doing business or to reduce in any material respect the business transacted with the Seller or to terminate or modify any agreements with the Seller (whether as a result of consummation of the transactions contemplated hereby or otherwise).

             t. BROKERS' FEES. Other than the fee payable to Don Sailors, for which the Seller shall pay Two Hundred Five Thousand Dollars ($205,000) upon Closing, the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             u. UNDISCLOSED COMMITMENTS OR LIABILITIES. There are no material commitments, liabilities or obligations relating to the Stations, whether accrued, absolute, contingent or otherwise including, without limitation, guaranties by the Seller of the liabilities of third parties, for which specific and adequate provisions have not been made on the Financial Statements except those incurred in or as a result of the Ordinary Course of Business since January 1, 1999.

             v. YEAR 2000 COMPLIANCE. To Seller's Knowledge, all data processing systems, other computer systems, chips, firmware and software owned, used, affecting or relied upon by Seller ("Computer Systems") will be usable to, during and after the calendar year 2000, and will operate during such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. The Computer Systems will manage and manipulate data involving dates, including but not limited to single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such date(s).

             w. DISCLOSURE. The representations and warranties contained in this
Section 2 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 2 not misleading.


         3. REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         Buyers represent and warrant to the Seller that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the Disclosure Schedule.

             a. ORGANIZATION OF THE BUYERS. Broadcasting, Licensing, and Wireless are corporations duly organized, validly existing, and in good standing under the laws of Nevada. Broadcasting or an affiliated subsidiary of Cumulus Media Inc. as of the effective date of the MA

Agreement is duly registered to do business and is in good standing in the State of California.

             b. AUTHORIZATION OF TRANSACTION. Buyers have full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations hereunder and thereunder. This Agreement and the Ancillary Agreements constitute legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms and conditions.

             c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or any provision of their articles of organization or other charter documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyers are a party or by which they are bound or to which any of their assets is subject. Other than the Assignment Application described in Section 4(b), the Buyers do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court or government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1 (e) above).

             d. BROKERS' FEES. Other than the fee payable to Don Sailors, for which the Buyers shall pay Two Hundred Five Thousand Dollars ($205,000), the Buyers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

             e. QUALIFICATIONS. Licensing is legally and financially qualified under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC to acquire the FCC Licenses. There is no fact that would, under present law (including the Communications Act of 1934, as amended) and the present rules and regulations of the FCC, disqualify Buyers from being the assignee of the Stations or that would materially delay Commission approval of the Assignment Application. Should Buyer become aware of any such fact, it will inform Seller and will use commercially reasonably efforts to remove any such disqualification. Buyers will not take any action that Buyers know, or have reason to believe, would result in such disqualification. Buyers have sufficient financial resources available now, and will on the Closing Date have financial resources available for the consummation of this transaction.

         4. PRE-CLOSING COVENANTS.

             The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

             a. GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 5 below).

             b. ASSIGNMENT APPLICATIONS. Within five (5) days after the delivery by Escrow Agent to Seller and Buyer of a dated and executed copy of this Agreement, the Seller and the Buyers shall jointly file with the FCC an application for assignment of the FCC Licenses, permits and authorizations pertaining to the Stations from the Seller to Licensing (the "Assignment Application"). The costs of the FCC filing fees in connection with the Assignment Application shall be divided equally between the Parties. Each party shall pay its own attorneys' fees. The Seller and the Buyers shall thereafter prosecute the Assignment Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the Assignment Application as expeditiously as practicable (but neither the Seller nor the Buyers shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon the Stations or impose significant costs on such party). If the FCC imposes any condition on either party to the Assignment Application, such party shall use commercially reasonable efforts to comply with such condition, provided, that neither party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Stations or any Affiliate. The Seller and the Buyers shall jointly oppose any requests for reconsideration or judicial review of FCC approval of the Assignment Application and shall jointly request from the FCC extension of the effective period of FCC approval of the Assignment Application if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. Nothing in this Section 4(b) shall be construed to limit either party's right to terminate this Agreement pursuant to Section 9 of this Agreement. In the event that Buyers are precluded from acquiring one or more of the Stations as a result of regulatory policies, rules, regulations or applicable laws, Buyers shall have the obligation to procure a purchaser of such Station(s) reasonably satisfactory to Seller to perform the obligations of Buyers under this Agreement with respect to those Stations, and shall assign its rights under this Agreement with respect to those Stations to such purchaser. Buyers shall bear the potential risk that such Stations cannot be sold for the Purchase Price, and shall be entitled to retain the potential benefit from assigning the rights to purchase the Station for greater than the Purchase Price.

             c. NOTICES AND CONSENTS. The Seller will give all notices to third parties and shall have obtained all third party consents that the Buyers reasonably may request. Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

             d. OPERATING STATEMENTS. The Seller shall deliver to the Buyer, for the Buyer's informational purposes only, monthly unaudited statements of operating revenues and operating expenses of the Station through the MA Commencement Date, within ten (10) days after each such statement is prepared by or for the Company or the Seller. The Seller shall provide to the

Buyer such written or oral sales, inventory, and pacing reports as Seller may have available and Buyer may reasonably request.

             e. CONTRACTS. The Seller will not without the prior written consent of the Buyers amend, change, or modify any of the contracts listed on Section 2(k) of the Disclosure Schedule in any material respect. The Seller will not without prior written consent of the Buyers enter into any contract outside the Ordinary Course of Business which involves more than Five Thousand Dollars ($5,000).

             f. OPERATION OF STATIONS. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Except as may be provided in the Management Agreement entered into between Seller and Cumulus Broadcasting, inc., the Seller shall operate the Stations in compliance with the FCC Licenses and the rules and regulations of the FCC, and the FCC Licenses shall at all times remain in full force and effect. The Seller shall file with the FCC all material reports, applications, documents, instruments and other information required to be filed in connection with the operation of the Stations.

             g. PRESERVATION OF STATIONS AND THE ACQUIRED ASSETS. The Seller will keep its Stations and the Acquired Assets and properties substantially intact, including its present operations, employee relationships, physical facilities, working conditions, relationships with lessors, licensors, advertisers, insurance, suppliers, customers, and employees, all of the Confidential Information, call letters and trade secrets of the Stations, and the FCC Licenses.

             h. FULL ACCESS AND CONSULTATION. The Seller will permit representatives of the Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Stations, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Seller. The Seller will consult with the Buyers' management with a view to informing Buyers' management as to the operations, management and business of the Stations.

             i. NOTICE OF DEVELOPMENTS. The Seller will give prompt written notice to the Buyers of any material development affecting business or operations of the Stations or the Acquired Assets or the ability of the Seller to perform hereunder.

             j. EXCLUSIVITY. The Seller will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) merger or consolidation, (B) acquisition or purchase of securities or assets, or (C) similar transaction or business combination involving the Seller, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Seller will notify the Buyers immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

             k. TITLE INSURANCE, SURVEYS AND ENVIRONMENTAL ASSESSMENTS. The Seller will obtain with respect to each parcel of Real Estate subject to the Leases, a leasehold owner's policy issued by a title insurer reasonably satisfactory to the Seller, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring leasehold title to such Real Estate in the Buyers as of the Closing subject only to the Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or their lender reasonably request, (ii) with respect to each parcel of Owned Real Estate, an owner's policy of title insurance by a title insurer reasonably satisfactory to the Buyers, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring title to the Owned Real Estate to be vested in the Buyers as of the Closing free and clear of all liens and encumbrances except Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or its lender reasonably request, (iii) a current survey of each parcel of Real Estate certified to the Buyers and its lender, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Surveys') which shall not disclose any survey defect or encroachment from or onto any of the Real Estate which has not been cured or insured over prior to the Closing; and (iv) with respect to each parcel of Real Estate, a current Phase I environmental site assessment from an environmental consultant or engineer reasonably satisfactory to the Seller which does not indicate that the Seller and the Real Estate are not in compliance with any Environmental Law and which shall not disclose or recommend any action with respect to any condition to be remediated or investigated or any contamination on the site assessed. The Buyers and Seller will each pay one-half (1/2) the costs of standard ALTA owner's title policies, Surveys, and environmental assessments; provided, the Buyers will pay the fees of any title endorsements.

             l. CONTROL OF STATIONS. The transactions contemplated by this Agreement shall not be consummated until after the FCC has given its consent and approval to the Assignment Application. Except as provided in the Management Agreement, between the date of this Agreement and the Closing Date, the Buyers and their employees or agents shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct, the operation of the Stations, and such operation shall be the sole responsibility of and in the control of the Seller.

             m. RISK OF LOSS. The risk of loss, damage, or destruction to any of the Acquired Assets (other than the FCC Licenses) shall remain with the Seller until the MA Commencement Date and, to the extent not covered by Seller's insurance, shall belong to the Buyers between the MA Commencement Date and the Closing.

             n. HART-SCOTT-RODINO APPLICATION. The Parties acknowledge that the transaction contemplated herein requires clearance by regulatory authorities under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"). Within ten (10) days of the execution of this Agreement, the Parties will jointly file any submissions to the Department of Justice or Federal Trade Commission as may be necessary to obtain clearance of the transaction. The Parties each will use best efforts to cooperate with regulators to achieve expeditious clearance of the transaction contemplated herein. The filing fees and costs associated with any filings in connection with the HSR (other than each party's attorney's fees, which shall be borne by each party respectively) shall be paid one-half by Seller and one-half by Buyers.

         5. CONDITIONS TO OBLIGATION TO CLOSE.

             a. CONDITIONS TO OBLIGATION OF THE BUYERS. The obligation of Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                   (i) the representations and warranties set forth in Sections 2(a), (b), (c), (d), (i), (k), (o), and (p) above shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties set forth in Section 2 shall be true and correct in all material respects as of the MA Commencement Date as though made on and as of the MA Commencement Date;

                   (ii) the Seller shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

                   (iii) the Seller shall have procured all of the third party consents specified in Section 4(d) above and all of the title insurance commitments (and endorsements), Surveys and environmental site assessments described in Section 4(o) above;

                   (iv) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the parties if such transactions are consummated, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyers to own, operate, or control the Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (v) the Seller shall have delivered to the Buyers a certificate to the effect that each of the conditions specified above in Sections 5(a)(i) through (iv) is satisfied in all material respects;

                   (vi) each of the Assignment Applications shall have been approved by a Final Order of the FCC, the transaction shall have received clearance under the HSR Act, and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

                   (vii) the relevant parties shall have entered into the Postclosing Agreement;

                   (viii) the Buyers shall have received from counsel to the Seller an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to the Buyers and its lender and dated as of the Closing Date;

                   (ix) the Parties shall have agreed to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be delivered at closing;

                   (x) the Seller shall have consummated its purchase of stations KKSB-FM and KMGQ-FM pursuant to its option thereto; and

                   (xi) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers.

             b. CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                   (i) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date as though made on and as of the Closing Date;

                   (ii) the Buyers shall have performed and complied with all of their covenants hereunder in all respects through the Closing;

                   (iii) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the Parties if such transactions are consummated, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                   (iv) the Buyers shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in
         Section 5(b)(i)-(iii) is satisfied in all respects and the statements contained in such certificate shall be deemed a warranty of the Buyers which shall survive the Closing;

                   (v) each of the Assignment Applications shall have been approved by a Final Order of the FCC, the transaction shall have received clearance under the HSR Act, and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

                   (vi) all actions to be taken by the Buyers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

                   (vii) the Buyers shall have delivered to Seller the Purchase Price in readily available funds by bank wire, to an account designated by Seller, on the Closing Date; and

                   (viii) the Sellers shall have received from counsel to the Buyers or its general counsel an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Seller and dated as of the MA Commencement Date;


         6. POST-CLOSING COVENANTS.

             The Parties agree as follows with respect to the period following the Closing:

             a. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below).

             b. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Stations, each of the other Parties will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below); provided, however, that such access and cooperation does not unreasonably disrupt the normal operations of the cooperating party.

             c. ADJUSTMENTS. Such items as power and utilities charges, insurance, real and personal property taxes, prepaid expenses, and deposits shall be prorated between the Seller and the Buyers as of the Closing Date and as of the MA Commencement Date in accordance with the foregoing principle. The prorations and adjustments hereunder shall be made and paid insofar as feasible on the Closing Date and the MA Commencement Date, with a final settlement sixty
(60) days after such dates, respectively. In the event of any disputes between the Parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be determined by an independent accounting firm mutually acceptable to both parties and the fees and expenses of such accounting firm shall be paid one-half (1/2) by the Seller and one-half (1/2) by the Buyer.

             d. CONSENTS. In the event any of the Assumed Contracts are not assignable or any consent to such assignment is not obtained on or prior to the Closing Date, and the Buyers elect to consummate the transactions contemplated herein despite such failure or inability to obtain such consent, the Seller shall continue to use commercially reasonable efforts to obtain any such assignment or consent after the Closing Date. Until such time as such assignment or approval has been obtained, the Seller will cooperate with Buyers in any lawful and economically feasible arrangement to provide that the Buyers shall receive the Seller's interest in the benefits under any such Assumed Contract, including performance by the Seller as agent, if economically feasible; provided, however, that the Buyers shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent that Buyers would have been responsible therefor if such consent or assignment had been obtained.

         7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

             a. SURVIVAL. All of the representations and warranties of the Seller contained in Section 2 of this Agreement (other than the representations and warranties of the Seller contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Seller's title to the Acquired Assets) shall survive the Closing and continue in full force and effect for a period until one (1) year after the effective date of this Agreement. All of the other representations and warranties (including the representations and warranties Seller contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Seller's title to the Acquired Assets) and all covenants of the Buyers and the Seller contained in this Agreement shall survive the Closing and continue in full force and effect for five (5) years.

             b. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYERS. Except as described below in Section 7(e) with respect to a breach of a warranty or covenant prior to the Closing Date, the Seller agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                   (i) any misrepresentation or breach of any of the Seller's representations or warranties, and covenants contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Seller which is not cured within any applicable cure period (so long as the Buyers make a written claim for indemnification within the applicable survival period);

                   (ii) any breach or nonfulfillment of any agreement or covenant of the Seller contained herein or in any Ancillary Agreement;

                   (iii) any Liability of the Seller which is not an Assumed Liability; and/or

                   (iv) any Liability of the Buyers arising by operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of defacto merger or successor liability) which is not an Assumed Liability.

             c. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLER. Except as described below in Section 7(e) with respect to a breach of a warranty or covenant prior to the Closing Date, the Buyers agree to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by (i) any misrepresentation or breach of any of the Buyers' representations or warranties contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Buyers which is not cured within any applicable cure period (so long as the Seller makes a written claim for indemnification within the applicable survival period) or (ii) any breach or nonfulfillment of any agreement or covenant of the Buyers contained herein or in any Ancillary Agreement, or (iii) any Assumed Liability.

             d. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the Buyers would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Buyers shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which it may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that not withstanding the provision in
Section 7(e) with respect to the remedy of liquidated damages upon a breach of a warranty or covenant of this Agreement prior to the Closing, money damages would not be an adequate remedy for Buyers for a breach of any provision of this Agreement.

             e. LIQUIDATED DAMAGES. The Buyers and the Seller acknowledge that in the event that the transactions contemplated by this Agreement are not closed because of a default by the Buyers, the Adverse Consequences to the Seller as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in lieu of indemnification pursuant to Section 7(c), the Seller shall be entitled to retain the Option Money as liquidated damages without the need for proof of damages. The Option Money shall represent full satisfaction of liquidated damages owed by the Buyers and Seller's sole remedy for a failure of the transactions contemplated hereby to occur as a result of a material breach of the terms of this Agreement by the Buyers. Notwithstanding anything in this section to the contrary, any liquidated damages received by Seller from Buyers in connection with the proposed transaction for the sale of the Oregon radio stations by Sellers to Buyers shall be deducted to arrive at the liquidated damages owed by Buyers to Seller under this section.

             f. MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged as a result of such failure. In the event any

Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, and/or in the event the Indemnifying Party shall fail to defend such claim actively and in good faith, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

             g. LIMITATION OF LIABILITY. Notwithstanding anything in this Agreement to the contrary, after the Closing neither party shall indemnify or otherwise be liable to the other party from and after the Closing Date except to the extent that the Adverse Consequences suffered by the Indemnified Party, in the aggregate from all indemnifiable events shall exceed Fifty Thousand Dollars ($50,000) and indemnification shall be made by the indemnifying party only to the extent of such excess over Fifty Thousand Dollars ($50,000); provided, however, that the Option Money, amounts due under trade agreements, and adjustments to the Purchase Price shall not be credited toward the $50,000 limitation of liability; provided, further, that the maximum liability for Adverse Consequences in the aggregate from all indemnifiable events shall be Six Million Dollars ($6,000,000); and provided, further, that the foregoing limitations shall not be applicable to: (i) the obligations of the Buyer to pay and discharge any Liability of the Seller to third parties from and after the Closing Date assumed by the Buyer under the terms of this Agreement; (ii) the obligation of the Seller to pay and discharge any Liability to third parties not assumed by the Buyer under the terms of this Agreement, or (iii) the Seller's obligation to deliver clear title to the Acquired Assets.

         8. DEFINITIONS.

         "ACQUIRED ASSETS" means all right, title, and interest in and to all of the assets of the Stations, other than Retained Assets that are used or useful in the operation of the Stations, wherever located, including but not limited to all of its (a) real property, leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as fixed assets, computers, data processing equipment, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, furniture, furnishings, inventories of compact disks, records, tapes and other supplies, vehicles) and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those Barter Agreements and Advertising Contracts identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Stations;
(e) Assumed Contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Stations, jingles, logos, slogans, and business goodwill of the Stations; (g) Licenses and similar rights obtained from governments and governmental agencies; and (h) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, advertiser lists, all other lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, program production materials, studies, reports, and other printed or written materials; and (i) goodwill of the Stations.

         "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

         "ADVERTISING CONTRACTS" has the meaning set forth in Section 2(s), bove.

         "AFFILIATE" means with reference to any person or entity, another person or entity controlled by, under the control of or under common control with that person or entity.

         "AS IS" means the condition of the Stations and Acquired Assets on the MA Commencement Date.

         "ASSIGNMENT APPLICATION" has the meaning set forth in Section 4(b) above.

         "ASSUMED CONTRACTS" means the Leases, the Barter Agreements, the Advertising Contracts and those contracts identified on Section 2(k) of the Disclosure Schedule as those to be assumed by Broadcasting.

         "ASSUMED LIABILITIES" means (a) obligations of the Seller which accrue after the Closing Date under the Assumed Contract either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or
(ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing. The Assumed Liabilities shall not include any Retained Liabilities.

         "BARTER AGREEMENTS"  has the meaning set forth in Section 4(e) above.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BUYERS" has the meaning set forth in the preface above.

         "CASH" means cash and cash equivalents determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CLOSING" has the meaning set forth in Section 1(d) above.

         "CLOSING DATE" has the meaning set forth in Section 1(d) above.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPUTER SYSTEMS" has the meaning set forth in Section 2(v) above.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Seller.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 1 above.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law of any federal, state, local, or foreign government or agency thereof (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, or pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" means AmSouth Bank.

         "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "FCC" means the Federal Communications Commission of the United States.

         "FCC LICENSES" means the licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to the Seller in connection with the conduct of the business and operation of the Stations.

         "FINAL ORDER" means an action by the FCC as to which: (a) no request for stay by the FCC is pending, no such stay is in effect, and any deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 2(e) above.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HSR ACT" has the meaning set forth in Section 4(n) above.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 7(d) above.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 7(d) above.

         "INTELLECTUAL PROPERTY" means, with respect to the Stations, all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, domain names, trade dress, call letters, logos, and trade names; (c) all programs, programming materials, copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, market and other research information, drawings, specifications, designs, plans proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means the current actual knowledge without independent inquiry or investigation of Jack Standridge, Turner O. Waide, William W. McDonald, representatives or officers of Seller, and Joseph Schwartz of Bengal Communications.

         "LEASES" means those real estate leases to which Seller is a party governing Seller's studios, AM tower sites, and FM tower sites, as described in
Section 2(i) of the Disclosure Schedule.

         "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSES" means all FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Seller with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

         "MANAGEMENT AGREEMENT " OR "MA" means the Management Agreement dated as of the MA Commencement Date.

         "MA COMMENCEMENT DATE" means the commencement date of the Management Agreement.

         "MULTI-EMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

         "OPTION MONEY " has the meaning set forth in Section 1(c) above.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "OWNED REAL ESTATE" means the real property owned by the Seller as described in Section 2(i) of the Disclosure Schedule and all buildings, fixtures, and improvements located thereon.

         "PARTY" has the meaning set forth in the preface above.

         "PERMITTED REAL ESTATE ENCUMBRANCES" shall have the meaning set forth in Section 2(i), above.

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PURCHASE PRICE " has the meaning set forth in Section 1(c) above.

         "REAL ESTATE" means the Owned Real Estate and the real estate, building, fixtures and improvements which are the subject of the Leases.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "RETAINED ASSETS" means (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement); (iii) accounts, notes and other receivables of the Seller; (iv) Cash and cash equivalents such as certificates of deposits and marketable securities; (v) sufficient information to enable Seller to file its tax returns; and (vi) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment.

         "RETAINED LIABILITIES" means any other obligations or Liabilities of the Seller, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing (other than those contemplated by the MA Agreement); (ii) any Liability of the Seller for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated hereby; (iii) any Liability of the Seller for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated hereby (except as set forth in Section 4(i) relating to Surveys, title commitments and environmental audits and Section 4(b) with regard to the Assignment Application); or (iv) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement).

         "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens for Taxes not yet due and payable; and (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation.

         "SELLER" has the meaning set forth in the preface above.

         "STATIONS" means the radio broadcast stations KVEN-AM, KHAY-FM, and KBBY-FM, licensed to Oxnard-Ventura, California, and KKSB-FM and KMGQ-FM, licensed to Goleta, California.

         "SUBSIDIARY," with respect to any person, means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (i) the outstanding capital stock or other equity interest having voting power to elect a majority of the Board of Directors of such corporation or persons having a similar role as to an entity that is not a corporation, (ii) the interest in the profits of such partnership or joint venture, or (iii) the beneficial interest of such trust or estate are at such time directly or indirectly owned by such person or one or more of such person's Subsidiaries.

         "SURVEYS" has the meaning set forth in Section 4(o) above.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

9.       TERMINATION.

               a. TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                   (i) the Buyers and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (ii) the Buyers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in material breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that if such breach is capable of being cured, such breach also remains uncured for thirty (30) days after notice of breach is received by the Seller from the Buyers (which 30-day period shall be extended for an additional ninety (90) days if Seller is proceeding with diligence and in good faith to cure or correct such default or breach);

                   (iii) the Seller may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing in the event the Buyers are in material breach of any representation, warranty, or covenant contained in this Agreement; provided, however that if such breach is capable being cured, such breach remains uncured for thirty (30) days after notice of breach is received by the Buyers from the Seller (which 30-day period shall be extended for an additional ninety (90) days if the Buyers are proceeding with diligence and in good faith to cure or correct such default or breach, other than a breach or default in the delivery of payment);

                   (iv) the Buyers may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before the 360th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(a) hereof (unless the failure results primarily from the Buyers themselves breaching any representation, warranty, or covenant contained in this Agreement);

                   (v) the Seller may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing if the Closing shall not have occurred on or before the 360th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement);

                   (vi) the Buyers or the Seller may terminate this Agreement if any Assignment Application is denied by Final Order.

               b. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9 above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

     10. MISCELLANEOUS.

               a. PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

               b. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

               c. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

               d. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided that (i) Buyers or Seller may assign all of their right, title, interest in, and obligations under this Agreement to one or more Affiliates, provided that such assignment shall not eliminate the liability of the assignor under this Agreement, and (ii) Buyers may assign all of their right, title, interest in, and obligations under this Agreement to a party qualified to serve as an FCC licensee under the Communications Act of 1934, as amended, and the rules and regulations thereunder, provided such assignment shall not eliminate the liability of the assignor under this Agreement; and (iii) Buyers may assign their indemnification claims and their rights under the warranties and representations of the Seller to the financial institution(s) providing financing to the Buyers in connection with this transaction.

               e. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               f. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               g. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered via prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed to the intended recipient as set forth below:

                  If to the Seller:
                  McDonald Media Group, Inc.
                  One Office Park Circle
                  Suite 300
                  Birmingham, Alabama 35223
                  Attn:  Mr. Jack Standridge
                  Phone: (205) 879-0456
                  Fax: (205) 879-0479

                  Copy to:
                  J. Fred Powell, Esquire
                  Burr & Forman
                  420 North 20th Street
                  Suite 3100
                  Birmingham, Alabama  35203
                  Phone: (205) 251-3000
                  Fax: (205) 458-5100
                  (which copy shall not constitute notice to Seller)


                  If to the Buyers:

                  Cumulus Broadcasting, Inc.
                  Cumulus Licensing Corp.
                  Cumulus Wireless Services Inc.
                  111 E. Kilbourn Avenue
                  Suite 2700
                  Milwaukee, WI 53202
                  Attn: Terrence J. Leahy
                  Phone: (414) 615-2800
                  Fax: (414) 615-2880

                  With a copy to:

                  Cumulus Broadcasting, Inc.
                  Cumulus Licensing Corp.
                  Cumulus Wireless Services Inc.
                  875 N. Michigan Avenue
                  Suite 1460
                  Chicago, Illinois 60611
                  Attn: Richard J. Bonick
                  Phone: (312) 867-0091
                  Fax: (312) 867-0098

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

               h. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

               i. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               j. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               k. EXPENSES. The Buyers and the Seller, will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, other than as set forth in Section 4(b) with regard to the Assignment Applications and as set forth in Section 4(o) with respect to Surveys, title commitments and environmental audits. The Seller will pay all income taxes. The Buyers will pay any recording fees from the recording of deeds associated with this transaction.

               l. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

               m. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               n. SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Ventura, California in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.



CUMULUS BROADCASTING, INC.

By: /s/ Richard Weening
    -----------------------------
         Richard Weening
         Executive Chairman



CUMULUS LICENSING CORP.

By: /s/ Richard Weening
    -----------------------------
         Richard Weening
         Executive Chairman


CUMULUS WIRELESS SERVICES INC.

By: /s/ Richard Weening
    -----------------------------
         Richard Weening
         Executive Chairman


MCDONALD MEDIA GROUP, INC.

By: /s/ William W. McDonald
    -----------------------------
    William W. McDonald (printed)
    -----------------------------
Title: President
      ---------------------------

                                   SCHEDULE A

         PURCHASE PRICE. The purchase price for the assets associated with radio stations KVEN-AM, KHAY-FM, KBBY-FM, KKSB-FM, and KMGQ-FM shall be Thirty-Three Million and no/100 Dollars ($33,000,000), of which Eight Million Dollars and no/100 ($8,000,000) was paid to Seller as of the date of execution of the Management Agreement (which payment of Eight Million Dollars ($8,000,000) shall be considered the Option Money for purposes of this Agreement), and (2) Twenty-Five Million and no/100 Dollars ($25,000,000) shall be payable in cash on the closing of the Asset Purchase Agreement. The allocation of the $33,000,000 shall be: $5,600,000 to KKSB-FM and KMGQ-FM (licensed to Santa Barbara, California), and $27,400,000 to KVEN-AM, KHAY-FM, and KBBY-FM (licensed to Oxnard-Ventura, California).

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is made and entered into as of August 17, 1998, by and among MCDONALD MEDIA GROUP, INC. ("Seller"); CUMULUS BROADCASTING, INC., a Nevada corporation; CUMULUS LICENSING CORP., a Nevada corporation, CUMULUS WIRELESS SERVICES INC. (collectively referred to as "Buyers"); and BANK ONE TRUST COMPANY, N.A. ("Escrow Agent"). Capitalized terms that are used but not defined herein shall have that meaning assigned to them in the Purchase Agreement.

                                   WITNESSETH:

                  WHEREAS, Seller and Buyers are parties to that certain Option
Agreement executed as of       , 1999 (the "Option Agreement"),
conferring an exclusive option on Buyers to purchase substantially all the assets associated with radio broadcast stations KVEN-AM, KHAY-FM, and KBBY-FM, licensed to Oxnard-Ventura, California, and KKSB-FM and KMGQ-FM licensed to Santa Barbara, California (the "Stations"), and are parties to that certain Local Marketing Agreement (the "Local Marketing Agreement"), under which Buyers will purchase airtime from Seller on the Stations pending closing of the contemplated purchase and sale transaction; and

                  WHEREAS, upon the exercise by Buyers of their option under the Option Agreement, Seller and Buyers are obligated to enter into an Asset Purchase Agreement substantially in the form of Exhibit A to the Option Agreement (the "Asset Purchase Agreement"); and

                  WHEREAS, in connection with the Option Agreement, Seller and Buyers have agreed to enter into this Escrow Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth in the Option Agreement, the Local Marketing Agreement, and herein, Seller, Buyers and Escrow Agent agree as follows:

     1. Seller and Buyers hereby establish this Escrow Agreement and mutually appoint Bank One Trust Company, N.A., as escrow agent pursuant to the terms and conditions of the Purchase Agreement. Escrow Agent hereby accepts this appointment.

     2. Upon the execution of this Escrow Agreement by all parties hereto, Buyers and Seller each shall deposit with Escrow Agent fully executed, but undated, copies of the Asset Purchase Agreement.

     3. Upon the receipt by the Escrow Agent of written notice from the Buyers, on or after March 1, 2000 but on or before March 31, 2000, that Buyers have exercised their option under the Option Agreement, the Escrow Agent shall date the duplicate original copies of the Asset Purchase Agreement in its possession with the date of receipt of such exercise notice, and deliver one fully executed and dated Asset Purchase Agreement to each of Seller and Buyers.

     4. The Escrow Agent shall be discharged from its obligations under this Agreement upon either (a) the dating and delivery of the Asset Purchase Agreement following receipt of notice by Buyer, or, (b) April 1, 2000, if no notice is received from Buyer before that date.

     5. Any notice or order provided to Escrow Agent by Buyers will be simultaneously provided to Seller and any notice or order provided to Escrow Agent by Seller will be simultaneously provided to Buyers.

     6. Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

     7. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that the undersigned representatives of Seller or Buyers individually have full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

     8. Except for its gross negligence or willful misconduct, Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     9. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent shall be appointed by Seller and Buyers (or, if no agreement is reached between Buyers and Seller as to a successor, then the Santa Barbara, California agent of the title insurance company which issues title insurance policies at the Closing).

     10. Escrow Agent shall be entitled to be reimbursed for all losses, liabilities or expense, including reasonable attorneys' fees, incurred or made by it arising out of or in connection with its entering into this Escrow Agreement or carrying out its duties hereunder, and shall receive compensation for its services according to its regular billing schedules. Any such reimbursement to which Escrow Agent is entitled shall be borne jointly by Seller and Buyers, unless otherwise ordered by a court which adjudicates a dispute or disagreement under Section 4 above.

     11. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Escrow Agreement.

     12. This Escrow Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives. This Escrow Agreement shall be governed by and construed in accordance with the laws of California. This Escrow Agreement cannot be modified, amended or terminated except in writing signed by Seller, Buyers and Escrow Agent.

     13. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered via prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed to the intended recipient as set forth below:

                  If to the Seller:
                  McDonald Media Group, Inc.
                  One Office Park Circle
                  Suite 300
                  Birmingham, Alabama 35223
                  Attn:  Mr. Jack Standridge
                  Phone:  (205) 879-0456
                  Fax: (205) 879-0479

                  Copy to:
                  J. Fred Powell, Esquire
                  Burr & Forman
                  420 North 20th Street
                  Suite 3100
                  Birmingham, Alabama  35203
                  (which copy shall not constitute notice to Seller)
                  Phone: (205) 251-3000
                  Fax: (205) 458-5100


                  If to the Buyers:

                  Cumulus Broadcasting, Inc.
                  Cumulus Licensing Corp.
                  Cumulus Wireless Services Inc.
                  111 E. Kilbourn Avenue
                  Suite 2700
                  Milwaukee, WI 53202
                  Attn: Terrence J. Leahy
                  Phone: (414) 615-2800
                  Fax: (414) 615-2880

                  With a copy to:

                  Cumulus Broadcasting, Inc.
                  Cumulus Licensing Corp.
                  875 N. Michigan Avenue
                  Suite 1460
                  Chicago, Illinois 60611
                  Attn: Richard J. Bonick
                  Phone: (312) 867-0091
                  Fax: (312) 867-0098

                  If to the Escrow Agent:

                  Bank One Trust Company, NA
                  111 E. Wisconsin Avenue
                  Milwaukee, Wisconsin 53202
                  Atttn: Francine Olstinske
                  Phone: (414) 298-4216
                  Fax: (414) 298-4223

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     14. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

                                   * * * * *

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement on the date first above written.

                                          MCDONALD MEDIA GROUP, INC.


                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                                    "Seller"


                                          CUMULUS BROADCASTING, INC.

                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                          CUMULUS LICENSING CORP.

                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                          CUMULUS WIRELESS SERVICES INC.

                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                                    "Buyers"


                                          BANK ONE TRUST COMPANY, N.A.

                                          By:
                                              ----------------------------------
                                          Its:
                                              ----------------------------------

                                                    "Escrow Agent"

                                                                       EXHIBIT B

                            INSTRUMENT OF ASSUMPTION


         THIS INSTRUMENT OF ASSUMPTION, dated as of         , 1998 from Cumulus
Broadcasting, Inc., a Nevada corporation ("Assignee"); to McDonald Media Group, Inc., a Delaware company ("Assignor"); is delivered pursuant to Section 1(e) of
that certain Asset Purchase Agreement, dated as of       , 2000 (the "Asset
Purchase Agreement"), between Assignee and Assignor. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

         WHEREAS, by a General Assignment being executed and delivered by Assignor to Assignee simultaneously herewith pursuant to the Asset Purchase Agreement, Assignor is selling, transferring, assigning, conveying and delivering to Assignee substantially all of the assets of Assignor (the "Assets");

         NOW THEREFORE, in partial consideration of such sale, transfer, assignment, conveyance and delivery on and as of the date hereof, subject to and in accordance with the terms and conditions of the Asset Purchase Agreement, Assignee hereby assumes and becomes responsible for the following Assumed
Liabilities:

          Obligations of Assignor under the licenses, sublicenses, leases, subleases, contracts, and other arrangements referred to in the definition of Acquired Assets either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing;

provided, however, that the Assumed Liabilities shall not include any other obligations or liabilities of Assignor, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing; (ii) any Liability of Assignor for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated by the Asset Purchase Agreement; (iii) any Liability of Assignor for costs and expenses incurred in connection with the Asset Purchase Agreement or the consummation of the transactions contemplated hereby; or (iv) any Liability or obligation of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand).

         Other than as specifically stated in this Instrument of Assignment, Assignee assumes no obligation of Assignor. As to any lease, contract, agreement, permit or other authorization included in the Acquired Assets which may be assigned only with the consent of the other party thereto, this Instrument of Assumption shall be of no force and effect until such requisite consents shall have been obtained, whereupon it shall become of full force and effect as of the date of such consent.

         IN WITNESS WHEREOF, Assignee has caused this instrument to be signed in its name by its officers thereunto duly authorized on the date first above written.

                                    ASSIGNEE:

                                    CUMULUS BROADCASTING, INC.



                                    By:
                                    Richard Weening
                                    Chairman


                                    ASSIGNOR:

                                    MCDONALD MEDIA GROUP, INC.



                                    By:
                                    Its:

                                                                       EXHIBIT D

                             POST-CLOSING AGREEMENT

                  Agreement dated as of      , 1998 among CUMULUS BROADCASTING,
INC., a Nevada corporation, CUMULUS LICENSING CORP., a Nevada corporation
(collectively the "Buyers"), MCDONALD MEDIA GROUP, INC., a       corporation
("Seller"), and CITATION CABLEVISION, INC. (the "Seller's Owner") . The Buyers, the Seller, and the Seller's Owner are referred to collectively herein as the "Parties."

                  The Buyers and the Seller are concurrently herewith concluding a transaction in which the Buyers will purchase the "Acquired Assets" (and accept responsibility for the "Assumed Liabilities") of the Sellers in return
for cash pursuant to the terms of an Asset Purchase Agreement dated           ,
1999 (the "Asset Purchase Agreement"). Certain terms used herein without definition are used herein as defined in the Asset Purchase Agreement.

                  The Buyers and the Seller have made certain representations, warranties, and covenants in the Asset Purchase Agreement which will survive the Closing for purposes of potential indemnification. The Seller's Owner, however, may cause the Seller to liquidate and dissolve immediately after the Closing. The Buyers and the Seller's Owner therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

                  Now, therefore, in consideration of the premises and the mutual promises herein made, the Buyers and the Seller's Owner agree as follows.


         1. Representations and Warranties of Seller's Owner. The Seller's Owner represents and warrants to the Buyers that the statements contained in this
Section 1 are correct and complete as of the date of this Agreement.

            (a) Enforceability. The Seller's Owner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller's Owner, enforceable in accordance with its terms and conditions.

            (b) Absence of Conflicts. Neither the execution and the delivery of this Agreement by the Seller's Owner, nor his performance of his obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which he is subject or (ii ) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which he is a party or by which he is bound or to which any of his assets is subject.

         2. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 4 below.)

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 3 below.)

         (c) Transition. Neither the Seller's Owner nor any of his respective Affiliates will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyers after the Closing as it maintained with the Seller prior to the Closing. The Seller's Owner will refer all customer inquiries relating to the Stations or to the business of the Seller to the Buyers from and after the Closing. Except with the Buyers' prior written consent, neither the Seller's Owner nor any of his respective Affiliates will employ or offer to employ any employee of the Seller for a period of three (3) years after the Closing Date.

         (d) Confidentiality. The Seller's Owner and his Affiliates will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyers or destroy, at the request and option of the Buyers, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Seller's Owner or any Affiliate is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that person will notify the Buyers promptly of the request or requirement so that the Buyers may seek an appropriate protective order or waive compliance with the provisions of this Section 2(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller's Owner or any Affiliate is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that person may disclose the Confidential Information to the tribunal;

provided, however, that the disclosing Person shall use his or its best efforts to obtain, at the reasonable request of the Buyers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyers shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. For a period of three (3) years from and after the Closing Date, neither the Seller's Owner nor any of his respective Affiliates will engage directly or indirectly in any business that the Seller conducts as of the Closing Date within (75) seventy-five miles of the Santa Barbara, California or Oxnard-Venetura, California Arbitron markets; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses.


         3. Remedies for Breaches of This Agreement and the Asset Purchase Agreement.

         (a) Survival. All of the representations, warranties, and covenants of the Buyers, the Seller, and the Seller's Owner contained in the Asset Purchase Agreement and in this Agreement shall survive the Closing and continue in full force and effect to the extent set forth in the Asset Purchase Agreement.

         (b) Indemnification Provisions for Benefit of the Buyers.

                           (i) In the event the Seller is liquidated or has insufficient assets to cover claims by Buyers for indemnification under the Asset Purchase Agreement, the Seller's Owner agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer, subject to the limitation of liability set forth in Section 7(g) of the Asset Purchase Agreement, to the extent applicable, resulting from, arising out of, relating to, in the nature of, or caused by:

                                    (A) any breach of any of the Seller's
                  representations, warranties, and covenants contained in the Asset Purchase Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Buyers makes a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period);

                                    (B) any Liability of the Seller which is not
                  an Assumed Liability; or

                                    (C) any Liability of the Buyers arising by
                  operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of defacto merger or successor liability) which is not an Assumed Liability.

                      (ii) The Seller's Owner agrees to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach of any of the Seller's Owner's representations, warranties, and covenants contained in Section 1 and
         Section 2 above (so long as the particular representation, warranty, or covenant survives the Closing and the Buyers make a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period).

                  (c) Indemnification Provisions for Benefit of the Seller's Owner. The Buyers agree to indemnify the Seller's Owner from and against the entirety of any Adverse Consequences they may suffer in excess of the limitation of liability set forth in Section 7(g) of the Asset Purchase Agreement, to the extent applicable, resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of any of the Buyers' representations, warranties, and covenants contained in the Asset Purchase Agreement and this Agreement (so long as the particular representation, warranty, or covenant survives the Closing and the Seller's Owner makes a written claim for indemnification pursuant to Section 3(d) below within the applicable survival period) or (ii) any Assumed Liability.

                  (d) Matters Involving Third Parties. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 3, then the Indemnified Party shall notify each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (A) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (B) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party concludes reasonably that the counsel the Indemnifying Party has selected has a conflict of interest), (C) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and
(D) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event no Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it may deem appropriate.

                  (e) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for breach of representation, warranty, or covenant.

             4.    Miscellaneous.

             (a)   Press Releases and Announcements. Neither the Seller's
Owner nor any of his Affiliates shall issue any press release or announcement relating to the subject matter of the Asset Purchase Agreement without the prior written approval of the Buyers; provided, however, that the Seller's Owner may make any public disclosure he believes in good faith is required by law or regulation (in which case the Seller's Owner will advise the Buyers prior to making the disclosure).

             (b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

             (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

             (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Seller's Owner; provided, however, that the Buyers may (i) assign any or all of their rights and interests hereunder to one or more of their Affiliates and (ii) designate one or more of their Affiliates to perform their obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain liable and responsible for the performance of all of their obligations hereunder).

             (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or if (and then the next business day after) it is sent by reputable overnight courier, in each case addressed to the intended recipient at the address for notices (and copies thereof) set forth in the Asset Purchase Agreement. Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

             (h) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

             (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Requisite Seller's Owner. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

             (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

             (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

             (l) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

             (m) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 4(o) below), in addition to any other remedy to which they may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that notwithstanding the provision in Section 4(n) with respect to liquidated damages upon a breach of a covenant of this Agreement, money damages would not be an adequate remedy for a breach of any provision of this Agreement.

             (n) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Ventura, California in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 4(g) above. Nothing in this Section 4(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        MCDONALD MEDIA GROUP, INC.

                                        By:
                                           --------------------------

                                        Its:
                                            -------------------------

                                             "Seller"

                                        CUMULUS BROADCASTING, INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                        CUMULUS LICENSING CORP.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


                                        CUMULUS WIRELESS SERVICES INC.

                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                                  "Buyers"

                                        SELLER'S OWNER:

                                        [               ]
                                          -------------

                                        ---------------------------------------

                                                                       EXHIBIT F

                        [LETTERHEAD OF SELLER'S COUNSEL]


               , 2000
---------------



Cumulus Broadcasting, Inc.
Cumulus Licensing Corporation
Cumulus Wireless Services Inc.
111 E. Kilbourn Avenue
Suite 2700
Milwaukee, WI 53202

Lehman Brothers Commercial Paper Inc.

Gentlemen:

     We have acted as counsel to McDonald Media Group, Inc. (the "Company") in
connection with the preparation of the Asset Purchase Agreement dated [       ],
1999 (the "Agreement"), and have participated on its behalf in connection with the purchase and sale to be made by you with the Company pursuant to the Agreement (the "Transaction") and the transfer of control thereby of radio stations he radio broadcast stations KVEN-AM, KHAY-FM, and KBBY-FM, licensed to Oxnard-Ventura, California, and KKSB-FM and KMGQ-FM, licensed to Santa Barbara, California (collectively, the "Stations"). We have also acted as counsel to in connection with the preparation of the Post-Closing Agreement dated the date hereof between you and each of them (the "Post-Closing Agreement"). The Agreement, the Post-Closing Agreement, the Warranty Deeds, the Assignment of Lease, the General Assignment and the Instrument of Assumption are referred to in this Opinion Letter as the Transaction Documents.

     In connection with this Opinion Letter, we have examined signed copies of the Transaction Documents and a certificate as to certain objective facts executed by an officer of the Company (the "Officer's Certificate"). We have considered such matters of law and fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. We have also relied upon the representations of the Company made in the Agreement.

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law of the State of Alabama.

             Based upon the foregoing, and subject to the qualifications and exceptions set forth below, we are of the opinion that:

          1. The Company is a corporation organized and existing under the laws of the State of Alabama and is qualified to do business under the laws of the State of California.

          2. The Company has the requisite corporate authority to enter into the Transaction Documents, perform its obligations thereunder and to own its properties and carry on its business as presently conducted in the State of California.

          3. The Agreement and each of the other Transaction Documents contemplated thereby to which the Company is a party have been duly authorized, executed and delivered by the Company and each is enforceable against the Company in accordance with its terms.

          4. The execution and delivery by the Company of, and performance of its obligations under the Transaction Documents do not violate the Company's articles of incorporation or bylaws or, based and relying upon the Officer's Certificate, breach, or result in a default under, any of the agreements or instruments identified therein or require the consent or other action of or filing with any governmental body or agency which has not been obtained or which has not been made.

          5. The Post-Closing Agreement has been duly executed and delivered by
     the Company and [             ] and is enforceable against each of them in
     accordance with its terms.

          6. The Assignment of Leases and the General Assignment convey all of the Seller's right, title and interest in the Acquired Assets to the Buyer and the Assignment of Leases is in appropriate form under the laws of the State of Alabama for recording.

          7. The Seller has obtained and validly holds the FCC Licenses listed in Attachment 1 to this opinion letter. The FCC Licenses listed in Attachment 1 constitute the only authorizations, licenses, and permits of the FCC required by the FCC or necessary in connection with the present operation of Stations. The FCC Licenses relating to the Stations listed in Attachment 1 are in full force and effect and are duly issued in the name of, or validly assigned to, the Seller. The FCC has approved the assignment of the Licenses to operate the Stations from the Seller to the Buyer, and such approval is in full force and effect, and is no longer subject to administrative or judicial review. Upon execution and delivery of the General Assignment, the Buyer will validly hold the FCC Licenses to operate the Stations.

          8. The Seller has filed with the FCC all material reports, documents, instruments, information, and applications required to be filed in connection with the operation of the Stations pursuant to FCC rules, regulations and requests. No notice has been issued by the FCC which permits, or after notice or lapse of time or both, would permit, revocation or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in any other material impairment of any rights thereunder.

          9. The Stations are now operating, and prior to the date hereof were operating, in compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder. There is not now issued or outstanding, pending or threatened, any Notice of Violation, Order to Show Cause, complaint or investigation or rulemaking proceeding by or before the FCC which might materially threaten or adversely affect any of the FCC Licenses or result in any substantial adverse effect upon the operation of the Stations, nor is there any reason to believe, as of the date hereof, that any of the FCC Licenses will not be renewed in the ordinary course.

          10. The execution, delivery and performance by the Seller of its obligations under the Transaction Documents (a) is not contrary to the Communications Act of 1934, as amended, or any of the rules, regulations or policies of the FCC promulgated thereunder; (b) will not result in any violation of the present rules, regulations or policies of the FCC; and (c) will not cause any forfeiture or impairment of any of the FCC Licenses.

              This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by any other person for any purpose whatsoever without this firm's prior written consent.

                                                     Very truly yours,

                                                                    EXHIBIT __

                               GENERAL ASSIGNMENT


                  THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from MCDONALD MEDIA GROUP, INC., a Delaware corporation (the "Assignor"), to CUMULUS BROADCASTING, INC., a Nevada corporation, (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of [_____________], 1997 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

                  KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

                  All right, title and interest in and to all of the assets of Assignor, other than Retained Assets, that are used or useful in the operation of the Stations, including but not limited to all of its (a) real property, leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as computers, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, inventories of compact disks, records, tapes and other supplies, and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those barter agreements identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Stations; (e) contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Stations, jingles, logos, slogans, and business goodwill of the Stations; and (g) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials.

provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand entered into on or after the date of the Asset Purchase Agreement); (iii) accounts, notes and other receivables; (iv) Cash; and (v) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes);.

                  TO HAVE AND TO HOLD the same unto Assignee forever. Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with the full power of substitution, in the name of Assignee or in the name of Assignor, but by and on behalf of and for the sole benefit of Assignee, to demand and receive from time to time any and all of the above described Acquired Assets, and from time to time to institute and prosecute, in the name of Assignor or otherwise on behalf of Assignor, any and all proceedings at law, in equity or otherwise which Assignee may deem necessary or desirable in order to receive, collect, assert or enforce any right, title, benefit or interest of any kind in or to the above described Acquired Assets and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Assignee may deem advisable. Without limitation of any of the foregoing, Assignor hereby authorizes any authorized representative of Assignee to endorse or assign any instrument, contract or chattel paper relating to the above described Acquired Assets. Assignor agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Assignee.

                  All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.

                                    * * * * *

                                      -52

IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by its representative thereunto duly authorized on the date first written above.


                           MCDONALD MEDIA GROUP, INC.

                           By:_____________________________________


                           Its:____________________________________



                           ACCEPTED AND AGREED:

                           CUMULUS BROADCASTING, INC.


                           By:___________________________________


                           Its:____________________________________

                                                                      EXHIBIT __

                               GENERAL ASSIGNMENT


                  THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from MCDONALD MEDIA GROUP, INC., a Delaware corporation (the "Assignor"), to CUMULUS LICENSING CORP., a Nevada corporation (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of _________, 1998 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

                  KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

                  All FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Sellers with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

                  TO HAVE AND TO HOLD the same unto Assignee forever.

                  All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.

                                    * * * * *

                  IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by its representative thereunto duly authorized on the date first written above.


                               MCDONALD MEDIA GROUP, INC.


                               By:_____________________________________


                               Its:____________________________________



                               ACCEPTED AND AGREED:


                               CUMULUS LICENSING CORP.


                               By:___________________________________


                               Its:____________________________________